UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2014

NEXT FUEL, INC.

(EXACT NAME OF COMPANY AS SPECIFIED IN CHARTER)

Nevada	000-55165	35-2305768
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

821 Frank Street Sheridan WY	82801
(Address of Principal Executive Offices)	(Zip Code)

(307) 674-2145

(Company’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The applicable information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets

On September 11, 2014, Next Fuel, Inc. (the “Company”) issued a press release announcing that it had completed its purchase of the Integra Disk Filtration Units and Technology (the “Disk Filtration System”) from Layne Christensen Company (“Layne”). The Disk Filtration System is designed to remove suspended solids in the range of 200 microns to as small as 5 microns in size and, the Company’s management believes, has applications across a multitude of industries. A copy of the press release of the Company is filed hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On April 29, 2014, the Company entered into the Integra Test and Intellectual Property Option Agreement (the “Agreement”) with Layne to purchase the Disk Filtration System for a total of $900,000. An initial deposit of $100,000 had been made on November 14, 2013, in connection with the signing of a non-binding letter of intent with Layne on October 30, 2013. This left a balance of $800,000 which was payable without interest to Layne over a period of 135 days after April 29, 2014. Layne retained title to the Disk Filtration System until the commitment was satisfied. The Company completed the purchase with the payment of $800,000 to Layne on September 5, 2014.

The Agreement is filed hereto as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Agreement is subject to, and qualified in its entirety by, the Agreement attached hereto, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No	Description

10.1	Integra Test and Intellectual Property Option Agreement.

99.1	Press Release of Next Fuel, Inc. dated September 11, 2014.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT FUEL, INC.

DATED: September 11, 2014	By:	/s/ Robert H. Craig
Robert H. Craig
Chief Executive Officer

3

EXHIBIT INDEX

Exhibit No.	Description

10.1	Integra Test and Intellectual Property Option Agreement.

99.2	Press Release of Next Fuel, Inc. dated September 11, 2014.

4